As filed with the Securities and Exchange Commission on December 5, 2001

File No. 333-                                   Commission file number:  0-17371

                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549
                          ---------------------------
                                   FORM S-8
                            REGISTRATION STATEMENT
                                     UNDER
                         THE SECURITIES ACT OF 1933
                          ---------------------------
                          Quest Resource Corporation
                          --------------------------
            (Exact name of registrant as specified in its charter)

                Nevada                                 88-0182808
                ------                                 ----------
   (State or Other Jurisdiction of           (Employer Identification Number)
    Incorporation or Organization)

                   701 East Main Street, Benedict, KS 66714
                   ----------------------------------------
                   (Address of Principal Executive Offices)

            Quest Resource Corporation 401(k) Profit Sharing Plan
            -----------------------------------------------------
                           (Full Title of the Plan)

          Douglas L. Lamb, 701 East Main Street, Benedict, KS 66714
          ---------------------------------------------------------
           (Name, Address, Including Zip Code, of Agent for Service)

  Telephone number, including area code, of agent for service: 620-698-2250

                        CALCULATION OF REGISTRATION FEE

Title of Securities Amount to be Proposed Maximum   Proposed Maximum   Amount of
 to be Registered   Registered   Offering Price Per Aggregate Offering Registration Fee
                                     Share(1)         Price
  Common Stock,       250,000         $ 0.80            $200,000          $52.80
 par value $0.001
================== ============= ================== =================== ===============


(1)Bona Fide estimate of maximum offering price solely for calculating the registration fee pursuant to Rule 457(h) of the Securities Act of 1933, based on the average bid and asked price of the registrant's common stock as of November 30, 2001, a date within five business days prior to the date of filing of this registration statement.

   In addition, pursuant to Rule 416(c) under the Securities Act of 1933, this registration statement also covers an indeterminate amount of interests to be offered or sold pursuant to the Plan described herein.

                                       Total number of pages:                21
                                       Index to Exhibits is located on page:  5

         PART I INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

Cross-Reference Sheet Pursuant to Rule 404(a) under the Securities Act of 1933

   Cross-reference between items of Part I of Form S-8 and the Section 10(a) Prospectus that will be delivered to each employee, consultant, or director who participates in the Plan. The Form S-8 and the Section 10(a) Prospectus relate to an employee benefit plan of Quest Resource Corporation, a Nevada corporation (which may hereafter be referred to as "we", "us", or "our(s)").

Registration Statement Item Numbers and Headings   Prospectus Heading

Item 1 Plan Information                            Section 10(a) Prospectus

Item 2 Registrant Information and                  Section 10(a) Prospectus
       Employee Plan Annual Information

          PART II INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Documents by Reference.

   The following documents filed by us with the Securities and Exchange Commission (the "Commission") are hereby incorporated herein by reference:

   1. Our Annual Report on Form 10-KSB for the fiscal year ended May 31, 2001.

   2. All reports filed by us with the Commission pursuant to Section 13(a) or 15(d) of the Exchange Act of 1934, as amended (the "Exchange Act"), since the end of the fiscal year ended May 31, 2001.

   3. The description and specimen certificate of our common stock, par value $0.001 ("Common Stock"), contained in our registration statement under the Exchange Act, including any amendment or report filed for the purpose of updating such description.

   Prior to the filing, if any, of a post-effective amendment, all reports and other documents subsequently filed by us pursuant to Sections 13(a), 13(c), 14, or 15(d) of the 1934 Act shall be deemed to be incorporated by reference herein and to be a part hereof from the date of the filing of such reports and documents.

Item 4.  Description of Securities.

   Our Common Stock being registered pursuant to this registration statement is part of a class of securities registered under Section 12 of the Exchange Act. A description of such securities is contained in our registration statement under the Exchange Act, and is incorporated herein by reference.

Item 5. Interests of Named Experts and Counsel.

   No expert is named as preparing or certifying all or part of the registration statement to which this prospectus pertains. The counsel named in this prospectus as having given an opinion on the validity of the securities being offered hereby was not hired on a contingent basis and will not receive a substantial interest, direct or indirect, in us in connection with this offering.

Item 6. Indemnification of Directors and Officers.

   Our Bylaws and certain sections of the Nevada Revised Statutes (the "Nevada Law") allow for the indemnification of our officers and directors in certain situations where liability would otherwise personally attach to such officers and directors.

   Our Bylaws provide for indemnification of officers and directors substantially identical in scope to that permitted under Section 78.7502 of Nevada Law. Such Bylaws provide that the expenses of our directors and officers incurred in defending any action, suit or proceeding, whether civil, criminal, administrative or investigative, may be paid by us as they are incurred and in advance of the final disposition of the action, suit or proceeding, upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it is ultimately determined that the director or officer is not entitled to be indemnified by us.

   Nevada Law also empowers a corporation to eliminate or limit the personal liability of a director or officer to the corporation or its stockholders for damages for breach of fiduciary duty as a director or officer, although any such provision must not eliminate or limit the liability of a director or officer for acts or omissions which involve intentional misconduct, fraud or a knowing violation of law or the payment of distributions in violation of Nevada Law.

   The above-described provisions relating to the indemnification of directors and officers are sufficiently broad to permit the indemnification of such persons in certain circumstances against liabilities (including reimbursement of expenses incurred) arising under the Securities Act of 1933. To the extent that indemnification may be related to liability arising under the Securities Act, the Securities and Exchange Commission takes the position that indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

Item 7.   Exemption from Registration Claimed.

   Not applicable.

Item 8. Exhibits.

   The exhibits attached to this Form S-8 are listed in the Exhibit Index, which is found on page 5, and are incorporated herein by reference.

Item 9.  Undertakings.

(a)We, the undersigned hereby undertake:

   (1)To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

   (2)To treat, for the purpose of determining any liability under the Securities Act of 1933, each such post- effective amendment as a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

   (3)To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

   (4) To submit the Plan and any amendment thereto to the Internal Revenue Service ("IRS") in a timely manner and make all of the changes required by the IRS in order to qualify the Plan.

                                  SIGNATURES

   Pursuant to the requirements of the Securities Act of 1933, we certify that we have reasonable grounds to believe that we meet all of the requirements for filing on Form S-8 and have duly caused this registration statement to be signed on our behalf by the undersigned, thereunto duly authorized, in the County of Wilson, State of Kansas, on December 3, 2001.

                  Quest Resource Corporation

                  By: /s/ Douglas L. Lamb
                     ---------------------------------
                      Douglas L. Lamb, President


                               POWER OF ATTORNEY

      The undersigned directors and officers of QUEST RESOURCE CORPORATION hereby constitute and appoint Douglas L. Lamb, with full power to act without the other and with full power of substitution and resubstitution, our true and lawful attorney-in-fact with full power to execute in our name and behalf in the capacities indicated below any and all amendments (including post-effective amendments and amendments thereto) to this registration statement under the Securities Act of 1933 and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission and hereby ratify and confirm each and every act and thing that such attorney-in-fact, or his substitute, shall lawfully do or cause to be done by virtue thereof.

   Pursuant to the requirements of the Securities Act of 1933, this Form S-8 has been signed by the following persons in the capacities and on the date indicated.



Signature                         Title                    Date

/s/ Douglas L. Lamb               President and Director   December 3, 2001
-------------------------
Douglas L. Lamb


/s/ John C. Garrison              Treasurer and Director   December 3, 2001
-------------------------
John C. Garrison


/s/ Richard  M. Cornell
-------------------------         Secretary and Director   December 3, 2001
Richard M. Cornell

                               INDEX TO EXHIBITS


  SEC Ref.                Description of Exhibit
    No.
     4            6       Adoption Agreement Quest Resource Corporation 401(k)
                          Profit Sharing Plan

   5, 23          19      Opinion and consent of counsel

     23           21      Consent of accountant

                                                               Exhibit 4

                              ADOPTION AGREEMENT
             QUEST RESOURCE CORPORATION 401(k) PROFIT SHARING PLAN

   The undersigned, Quest Resource Corporation ("Employer"), by executing this Adoption Agreement, elects to adopt the provisions of the Hinkle Elkouri Law Firm L.L.C. Defined Contribution Prototype Plan (basic plan document #01) by adopting the accompanying Plan and Trust in full as if the Employer were a signatory to that Agreement. However, the Employer adopts the Prototype Plan as an individually designed plan and not as a participating employer. The Employer makes the following elections granted under the provisions of the Prototype Plan.

                                   ARTICLE I
                                  DEFINITIONS

   1.02 TRUSTEE. The Trustee executing this Adoption Agreement is a discretionary Trustee. See Section 10.03[A] of the Plan.

   1.03 PLAN. The name of the Plan as adopted by the Employer is Quest Resource Corporation 401(k) Profit Sharing Plan.

   1.07 EMPLOYEE. Leased Employees treated as Employees under Section 1.31 of the Plan are not eligible to participate in the Plan.

Independent Contractors. Any person who is classified as an "Independent Contractor" on the records of the Employer are not eligible to participate in the Plan; provided, however, that, if any such person is subsequently determined by a court or administrative agency to have been misclassified as an "Independent Contractor," such person may be eligible to participate in the Plan, provided the eligibility conditions of the Plan are otherwise met, but only as of the date such determination by such court or administrative agency becomes final and nonappealable.

Related Employers. If any member of the Employer's related group (as defined in Section 1.30 of the Plan) executes a Participation Agreement to this Adoption Agreement, such member's Employees are eligible to participate in this Plan, unless excluded by reason of an exclusion classification elected under this Adoption Agreement Section 1.07.

   1.12 COMPENSATION.

Treatment of elective contributions. "Compensation" includes elective contributions made by the Employer on the Employee's behalf.

Modifications to Compensation definition.

    (a) The Plan excludes from Compensation all reimbursements or other expense allowances, fringe benefits (cash and noncash), moving expenses, deferred compensation and welfare benefits.

    (b) Compensation will not include Compensation from a related employer (as defined in Section 1.30 of the Plan) that has not executed a Participation Agreement in this Plan.

   1.17 PLAN YEAR/LIMITATION YEAR.

Plan Year. Plan Year means the 12 consecutive month period ending every May 31.

Limitation Year. The Limitation Year is the Plan Year.

   1.18 EFFECTIVE DATE. The "Effective Date" of the Plan is June 1, 2001; however, the 401(k) provisions of the Plan are effective September 15, 2001.

   1.27 HOUR OF SERVICE. The crediting method for Hours of Service is the actual method.

   1.29 SERVICE FOR PREDECESSOR EMPLOYER. In addition to the predecessor service the Plan must credit by reason of Section 1.29 of the Plan, the Plan credits Service with Bonanza Energy Corporation for purposes of vesting under Article V.

                                  ARTICLE II
                             EMPLOYEE PARTICIPANTS

   2.01 ELIGIBILITY.

Eligibility conditions. To become a Participant in the Plan, an Employee must satisfy the following eligibility conditions:

    (a) 401(k) portion of plan:

        (1)Attainment of age 21.

        (2)Service requirement: One (1) year following the Employee's Employment Commencement Date.

    (b) Non-401(k) portion of plan (i.e. the allocation of Employer nonelective contributions and Participant forfeitures):

        (1)Attainment of age 21.

        (2)Service requirement: One (1) year following the Employee's Employment Commencement Date.

    (c) The eligibility conditions of this Section 2.01 apply solely to an Employee employed by the Employer after June 1, 2001. If the Employee was employed by the Employer by the specified date, the Employee will become a Participant on the later of the Effective Date or his Employment Commencement Date.

Plan Entry Date. "Plan Entry Date" means the Effective Date, the first day of the Plan Year and the first day of the seventh month of the Plan Year.

Time of Participation. An Employee will become a Participant, unless excluded under Adoption Agreement Section 1.07, on the Plan Entry Date (if employed on that date) immediately following the date the Employee completes the eligibility conditions described in Options (a) and (b) of this Adoption Agreement Section 2.01.

   2.02 YEAR OF SERVICE - PARTICIPATION.

Hours of Service. An Employee must complete 1,000 Hours of Service during an eligibility computation period to receive credit for a Year of Service.

Eligibility computation period. After the initial eligibility computation period described in Section 2.02 of the Plan, the Plan measures the eligibility computation period as the Plan Year, beginning with the Plan Year which includes the first anniversary of the Employee's Employment Commencement Date.

   2.03 BREAK IN SERVICE - PARTICIPATION. The Break in Service rule described in
Section 2.03(B) of the Plan does not apply to the Employer's Plan.

   2.06 ELECTION NOT TO PARTICIPATE. The Plan does not permit an eligible Employee or a Participant to elect not to participate.

                                 ARTICLE III
                    EMPLOYER CONTRIBUTIONS AND FORFEITURES

   3.01 AMOUNT.

Part I. Amount of Employer's contribution. The Employer's annual contribution to the Trust will equal the total amount of deferral contributions, matching contributions, qualified nonelective contributions and nonelective contributions, as determined under this Section 3.01.

    (a) Deferral contributions (Code ss.401(k) arrangement). The Employer must contribute the amount by which the Participants have reduced their Compensation for the Plan Year, pursuant to their salary reduction agreements on file with the Advisory Committee. A reference in the Plan to salary reduction contributions is a reference to these amounts.

    (b) Matching contributions. The Employer will make matching contributions in accordance with the formula(s) elected in Part II of this Adoption Agreement
    Section 3.01.

    (c) Designated qualified nonelective contributions. The Employer, in its sole discretion, may contribute an amount which it designates as a qualified nonelective contribution.

    (d) Nonelective contributions. Discretionary contribution. The amount (or additional amount) the Employer may from time to time deem advisable.

Net Profits. The Employer need not have Net Profits to make its annual contribution under this Plan. The term "Net Profits" means the Employer's net income or profits for any taxable year determined by the Employer upon the basis of its books of account in accordance with generally accepted accounting practices consistently applied without any deductions for Federal and state taxes upon income or for contributions made by the Employer under this Plan or under any other employee benefit plan the Employer maintains.

Part II. Matching contribution formula.

    Amount of matching contributions. For each Plan Year, the Employer's matching contribution is a Discretionary formula (i.e. an amount (or additional amount) equal to a matching percentage the Employer from time to time may deem advisable of the Participant's eligible contributions for the Plan Year.

    Definition of eligible contributions. The term "eligible contributions" means salary reduction contributions.

Part III. Special rules for Code ss.401(k) Arrangement. The following rules and restrictions apply to an Employee's salary reduction agreement:

    (a) Limitation on amount. The Employee's salary reduction contributions:

         (1)May not exceed 15% of Compensation for the Plan Year, subject to the annual additions limitation described in Part 2 of Article III and the 402(g) limitation described in Section 14.07 of the Plan.

         (2)Must equal at least 1% of Compensation for the Plan Year.

    (b) An Employee may revoke, on a prospective basis, a salary reduction agreement as of the first day of any month.

    (c) An Employee who revokes his salary reduction agreement may file a new salary reduction agreement with an effective date no earlier than the first day of the next Plan Entry Date.

    (d) A Participant may increase or may decrease, on a prospective basis, his salary reduction percentage or dollar amount the first day of any month but no earlier than 90 days following a prior increase or decrease.

   3.04 CONTRIBUTION ALLOCATION. The Advisory Committee will allocate deferral contributions, matching contributions, qualified nonelective contributions and nonelective contributions in accordance with Section 14.06 and the elections under this Adoption Agreement Section 3.04.

Part I. Special Accounting Elections.

   Matching Contributions Account. The Advisory Committee will allocate matching contributions to a Participant's Regular Matching Contributions Account .

   Designated Qualified Nonelective Contributions - Definition of Participant. For purposes of allocating the designated qualified nonelective contribution, "Participant" means Participants who are Nonhighly Compensated Employees for the Plan Year.

Part II. Method of Allocation

   Nonelective Contribution. Subject to any restoration allocation required under Section 5.04, the Advisory Committee will allocate and credit each annual nonelective contribution (and Participant forfeitures treated as nonelective contributions) to the Employer Contributions Account of each Participant who satisfies the conditions of Section 3.06,in the same ratio that each Participant's Compensation for the Plan Year bears to the total Compensation of all Participants for the Plan Year. This method of allocation cannot be amended more often than once every six months, other than to comport with the Code, ERISA, and regulations thereunder.

   Top Heavy Minimum Allocation - Method of Compliance. If a Participant's allocation under this Section 3.04 is less than the top heavy minimum allocation to which he is entitled under Section 3.04(B) the Employer will make any necessary additional contribution to the Participant's Account, as described in Section 3.04(B)(7)(a) of the Plan.

   Related employers. If two or more related employers (as defined in Section 1.30) contribute to this Plan, the Advisory Committee must allocate all Employer nonelective contributions (and forfeitures treated as nonelective contributions) to each Participant in the Plan, in accordance with the elections in this Adoption Agreement Section 3.04 without regard to which contributing related group member employs the Participant.

   3.05 FORFEITURE ALLOCATION. Subject to any restoration allocation required under Sections 5.04 or 9.14, the Advisory Committee will allocate a Participant forfeiture in accordance with Section 3.04 as an Employer nonelective contribution for the Plan Year in which the forfeiture occurs, as if the Participant forfeiture were an additional nonelective contribution for that Plan Year.

Allocation of forfeited excess aggregate contributions. The Advisory Committee will allocate any forfeited excess aggregate contributions (as described in Section 14.09) as Employer discretionary matching contributions for the Plan Year in which forfeited, except the Advisory Committee will not allocate these forfeitures to the Highly Compensated Employees who incurred the forfeitures.

   3.06 ACCRUAL OF BENEFIT.

Compensation taken into account. For the Plan Year in which the Employee first becomes a Participant, the Advisory Committee will determine the allocation of any designated qualified nonelective contribution or nonelective contribution by taking into account the Employee's Compensation for the portion of the Plan Year in which the Employee actually is a Participant in the Plan.

Accrual Requirements. Subject to the suspension of accrual requirements of
Section 3.06(E) of the Plan, to receive an allocation of matching contributions, designated qualified nonelective contributions, nonelective contributions and Participant forfeitures, if any, for the Plan Year, a Participant must satisfy the conditions described in the following elections:

    (a) Hours of Service condition. The Participant must complete at least 1,000 Hours of Service during the Plan Year. However, there is no Hour of Service requirement if the Participant terminates employment during the Plan Year on account of:

        (1)Death.

        (2)Disability.

        (3)Attainment of Normal Retirement Age in the current Plan Year or in a prior Plan Year.

        (4)No Hour of Service condition for salary reduction contributions.

    (b) Employment condition. The Participant must be employed by the Employer on the last day of the Plan Year, irrespective of whether he satisfies any Hours of Service condition under (a) above, with the following exceptions:

        (1) Termination of employment because of death.

        (2) Termination of employment because of disability.

        (3) Termination of employment following attainment of Normal Retirement Age.

        (4) No Employment condition for salary reduction contributions.

Suspension of Accrual Requirements. The suspension of accrual requirements of
Section 3.06(E) of the Plan applies to the Employer's Plan.

   3.15 MORE THAN ONE PLAN LIMITATION. If the provisions of Section 3.15 apply, the Excess Amount attributed to this Plan equals the total Excess Amount.

   3.18 DEFINED BENEFIT PLAN LIMITATION.

Application of limitation. The limitation under Section 3.18 of the Plan does not apply to the Employer's Plan because the Employer does not maintain and never has maintained a defined benefit plan covering any Participant in this Plan.

                                  ARTICLE IV
                           PARTICIPANT CONTRIBUTIONS

   4.01 PARTICIPANT NONDEDUCTIBLE CONTRIBUTIONS. The Plan does not permit Participant nondeductible contributions.

                                  ARTICLE V
                 TERMINATION OF SERVICE - PARTICIPANT VESTING

   5.01 NORMAL RETIREMENT. Normal Retirement Age under the Plan is 65.
        -----------------

   5.02 PARTICIPANT DEATH OR DISABILITY. The 100% vesting rule under Section
5.02 of the Plan applies to death and to disability.

   5.03 VESTING SCHEDULE.

Deferral Contributions Account/Qualified Nonelective Contributions Account. A Participant has a 100% Nonforfeitable interest at all times in his Deferral Contributions Account and in his Qualified Nonelective Contributions Account.

Employer Contributions Account/Regular Matching Contributions Account. With respect to a Participant's Employer Contributions Account and Regular Matching Contributions Account, the Employer elects the following graduated vesting schedules:

               Top Heavy Schedule                  Non Top Heavy Schedule
                  (Mandatory)                           (Optional)

       Years of           Nonforfeitable       Years of           Nonforfeitable
       Service              Percentage         Service              Percentage
       ---------           --------------     ---------           --------------

      Less than 1                 0%         Less than 1                %
         1                        0%              1                     %
         2                       20%              2                     %
         3                       40%              3                     %
         4                       60%              4                     %
         5                       80%              5                     %
         6 or more              100%              6                     %
                                                  7 or more             %

      The Top Heavy Schedule of this Adoption Agreement Section 5.03 applies in the Plan Year for which the Plan is top heavy and then in all subsequent years.

Minimum vesting. A Participant's Nonforfeitable Accrued Benefit will never be less than the lesser of $25 or his entire Accrued Benefit, even if the application of a graduated vesting schedule would result in a smaller Nonforfeitable Accrued Benefit.

Life Insurance Investments. The Participant's Accrued Benefit attributable to insurance contracts purchased on his behalf under Article XI is subject to the graduated vesting schedules under Adoption Agreement Section 5.03.

      5.04 CASH-OUT DISTRIBUTIONS TO PARTIALLY-VESTED PARTICIPANTS/
RESTORATION OF FORFEITED ACCRUED BENEFIT. The deemed cash-out rule described in
Section 5.04(C) of the Plan does not apply.

      5.06 YEAR OF SERVICE - VESTING.

Vesting computation period. The Plan measures a Year of Service on the basis of Plan Years.

Hours of Service. The minimum number of Hours of Service an Employee must complete during a vesting computation period to receive credit for a Year of Service is 1,000 Hours of Service.

                                   ARTICLE VI
                     TIME AND METHOD OF PAYMENTS OF BENEFITS

Code ss.411(d)(6) Protected Benefits. The elections under this Article VI may not eliminate Code ss.411(d)(6) protected benefits. To the extent the elections would eliminate a Code ss.411(d)(6) protected benefit, see Section 13.02 of the Plan. Furthermore, if the elections liberalize the optional forms of benefit under the Plan, the more liberal options apply on the later of the adoption date or the Effective Date of this Adoption Agreement.

      6.01 TIME OF PAYMENT OF ACCRUED BENEFIT.

Distribution date. A distribution date under the Plan means every day of the Plan Year .

Nonforfeitable Accrued Benefit Not Exceeding $5,000. Subject to the limitations of Section 6.01(A)(1), the distribution date for distribution of a Nonforfeitable Accrued Benefit not exceeding $5,000 is the earlier of either a "Change in Ownership" of the Employer or the first administratively practicable distribution date following the Participant's Separation from Service. For purposes of this Section 6.01, a "Change in Ownership" of the Employer shall be deemed to have occurred (i) on the date one or more shareholders of the Employer shall sell shares of the Employer's capital stock in one transaction (or a series of related and interdependent transactions) constituting in the aggregate the sale or exchange of fifty percent (50%) or more of the outstanding capital stock of the Employer, or (ii) on the date the Employer sells all or substantially all of its assets in one transaction (or a series of related and interdependent transactions).

Nonforfeitable Accrued Benefit Exceeds $5,000. See the elections under Section 6.03.

Disability. The distribution date, subject to Section 6.01(A)(3), is the same as if the Participant had terminated employment without disability.

Hardship. The Plan permits a hardship distribution from a Participant's Deferral Contributions Account to a Participant who has separated from Service in accordance with the hardship distribution policy stated in Section 14.11 of the Plan.

Default on a Loan. If a Participant or Beneficiary defaults on a loan made pursuant to a loan policy adopted by the Advisory Committee pursuant to Section 9.04, the Plan treats the default as a distributable event. The Trustee, at the time of the default, will reduce the Participant's Nonforfeitable Accrued Benefit by the lesser of the amount in default (plus accrued interest) or the Plan's security interest in that Nonforfeitable Accrued Benefit. To the extent the loan is attributable to the Participant's Deferral Contributions Account or Qualified Nonelective Contributions Account, the Trustee will not reduce the Participant's Nonforfeitable Accrued Benefit unless the Participant has separated from Service or unless the Participant has attained age 59 1/2.

      6.02 METHOD OF PAYMENT OF ACCRUED BENEFIT. The Advisory Committee will apply Section 6.02 of the Plan with the following modifications:

         (a)  An installment distribution is not available under the Plan.

         (b) If the Plan invests in qualifying Employer Securities, as described in Section 10.03(F), a Participant eligible to elect distribution under
         Section 6.03 shall receive that distribution in accordance with the following:

           (1)The Trustee will make all distributions of benefits under the Plan from the Participant's Employer Securities Accounts (as provided in
           Section 9.09) in Employer Securities valued at fair market value at the time of distribution. The Trustee will pay in cash any fractional security share to which a Participant or his Beneficiary is entitled. The Trustee may apply any balance in a Participant's General Investments Account to provide whole shares of Employer Securities for distribution at the then fair market value.

           (2)The Trustee will make all distributions of benefits under the Plan from the Participant's General Investments Account in accordance with
           Section 10.08.

      6.03 BENEFIT PAYMENT ELECTIONS.

Participant Elections After Separation from Service. A Participant who is eligible to make distribution elections under Section 6.03 of the Plan may elect to commence distribution of his Nonforfeitable Accrued Benefit as of the earlier of either a Change in Ownership of the Employer or the first administratively practicable distribution date of the 12th month following the Participant's Separation from Service.

Participant Elections Prior to Separation from Service - Employer Contributions Account and Regular Matching Contributions Account. Subject to the restrictions of Article VI, until he retires, the Participant has a continuing election to receive all or any portion of his Nonforfeitable interest in his Employer Contributions Account and Matching Contributions Account after he attains Normal Retirement Age. A Participant, prior to his Separation from Service, may not elect a hardship distribution from his Employer Contributions Account or Regular Matching Contributions Account.

Participant Elections Prior to Separation from Service - Deferral Contributions Account and Qualified Nonelective Contributions Account. Subject to the restrictions of Article VI, until he retires, the Participant has a continuing election to receive all or any portion of his Deferral Contributions Account and Qualified Nonelective Contributions Account after he attains the later of Normal Retirement Age or age 59 1/2. A Participant, prior to this Separation from Service, may elect a hardship distribution from his Deferral Contributions Account in accordance with the hardship distribution policy under Section 14.11 of the Plan.

Sale of trade or business/subsidiary. If the Employer sells substantially all of the assets (within the meaning of Code ss.409(d)(2)) used in a trade or business or sells a subsidiary (within the meaning of Code ss.409(d)(3)), a Participant who continues employment with the acquiring corporation is eligible for distribution from his Deferral Contributions Account and Qualified Nonelective Contributions Account only as described in this Adoption Agreement Section 6.03 for distributions prior to Separation from Service.

      6.04 ANNUITY DISTRIBUTIONS TO PARTICIPANTS AND SURVIVING SPOUSES. The annuity distribution requirements of Section 6.04 apply only to a Participant described in Section 6.04(E) of the Plan (relating to the profit sharing exception to the joint and survivor requirements).

                                   ARTICLE IX
       ADVISORY COMMITTEE - DUTIES WITH RESPECT TO PARTICIPANTS' ACCOUNTS

      9.09 INDIVIDUAL ACCOUNTS. The first paragraph of Section 9.09 of the Plan is amended to read as follows:

      The Advisory Committee will maintain, or direct the Trustee to maintain, a separate Account, or multiple separate Accounts, in the name of each Participant to reflect the Participant's Accrued Benefit under the Plan. The Advisory Committee must maintain: (a) one Account designated as the Employer Securities Account - Matching Contributions to reflect a Participant's interest in Employer Securities held by the trust that are attributable to Employer Matching Contributions, (b) another account designated as the Employer Securities Account - Designated Qualified Nonelective Contributions Account to reflect a Participant's interest in Employer Securities held by the trust that are attributable to Employer Designated Qualified Nonelective Contributions, (c) another account designated as the Employer Securities Account - Nonelective Contributions to reflect a Participant's interest in Employer Securities held by the trust that are attributable to Employer Nonelective Contributions, (d) another account designated as the Employer

      Securities Account - Deferral Contributions to reflect a Participant's interest in Employer Securities held by the trust that are attributable to Employer Nonelective Contributions, and (e) another account designated as the General Investments Account to reflect the Participant's interest in the Trust Fund attributable to assets other than Employer Securities. If a Participant re-enters the Plan subsequent to his having a Forfeiture Break in Service, the Advisory Committee, or the Trustee, must maintain a separate Account for the Participant's pre-Forfeiture Break in Service Accrued Benefit and a separate Account for his post- Forfeiture Break in Service Accrued Benefit, unless the Participant's entire Accrued Benefit under the Plan is 100% Nonforfeitable.

      9.10 VALUE OF PARTICIPANT'S ACCRUED BENEFIT. If a distribution (other than a distribution from a segregated Account and other than a corrective distribution described in Sections 14.07, 14.08, 14.09 or 14.10 of the Plan) occurs more than 90 days after the most recent valuation date, the distribution will include interest at 0% per annum.

      9.11 ALLOCATION AND DISTRIBUTION OF NET INCOME GAIN OR LOSS.

Section 9.11(A) of the Plan is amended to read as follows:

      (A) General Investments Account. The allocation provisions of this paragraph apply to all Participant General Investments Accounts other than segregated investment Accounts. The Advisory Committee first will adjust the Participant General Investments Accounts, as those Accounts stood at the beginning of the current valuation period, by reducing the Accounts for any forfeitures arising under Section 5.09 or under Section 9.14, for amounts charged during the valuation period to the General Investments Account in accordance with Section 9.13 (relating to distributions) and
      Section 11.01 (relating to insurance premiums), and for the cash value of incidental benefit insurance contracts. The Advisory Committee then, subject to the restoration allocation requirements of Section 5.04 or of
      Section 9.14, will allocate the net income, gain or loss pro rata to the adjusted Participant Investment Accounts. The allocable net income, gain or loss is the net income (or net loss), including the increase or decrease in the fair market value of assets, since the last valuation date. In making its allocations under this Section 9.11(A), the Advisory Committee will exclude Employer Securities attributable to Employer Matching Contributions, Employer Designated Qualified Nonelective Contributions and Employer Nonelective Contributions.

Sections 9.11(D), (E), (F), (G) and (H) are added to the Plan to read as follows:

      (D)Employer Securities Account - Matching Contributions. As of the Accounting Date of each Plan Year, the Advisory Committee first will reduce Employer Securities Accounts - Matching Contributions for any forfeitures arising under Section 5.09 and then will credit the Employer Securities Account - Matching Contributions maintained for each Participant with the Participant's allocable share of Employer Securities (including fractional shares) attributable to Employer Matching Contributions purchased and paid for by the Trust or contributed in kind to the Trust, with any forfeitures of Employer Securities and with any stock dividends on Employer Securities allocated to his Employer Securities Account - Matching Contributions.

The Advisory Committee will base allocations to the Participant's Accounts on dollar values expressed as shares of Employer Securities or on the basis of actual shares where there is a single class of Employer Securities. In making a forfeiture reduction under this Section 9.11, the Advisory Committee, to the extent possible, first must forfeit from a Participant's General Investments Account before making a forfeiture from his Employer Securities Account - Matching Contributions.

      (E)Employer Securities Account - Designated Qualified Nonelective Contributions. As of the Accounting Date of each Plan Year, the Advisory Committee first will reduce Employer Securities Accounts - Designated Qualified Nonelective Contributions for any forfeitures arising under
      Section 5.09 and then will credit the Employer Securities Account - Designated Qualified Nonelective Contributions maintained for each Participant with the Participant's allocable share of Employer Securities (including fractional shares) attributable to Employer Designated Qualified Nonelective Contributions purchased and paid for by the Trust or contributed in kind to the Trust, with any forfeitures of Employer Securities and with any stock dividends on Employer Securities allocated to his Employer Securities Account - Designated Qualified Nonelective Contributions. The Advisory Committee will base allocations to the Participant's Accounts on dollar values expressed as shares of Employer Securities or on the basis of actual shares where there is a single class of Employer Securities. In making a forfeiture reduction under this
      Section 9.11, the Advisory Committee, to the extent possible, first must forfeit from a Participant's General Investments Account before making a forfeiture from his Employer Securities Account - Designated Qualified Nonelective Contributions.

      (F)Employer Securities Account - Nonelective Contributions. As of the Accounting Date of each Plan Year, the Advisory Committee first will reduce Employer Securities Accounts - Nonelective Contributions for any forfeitures arising under Section 5.09 and then will credit the Employer Securities Account - Nonelective Contributions maintained for each Participant with the Participant's allocable share of Employer Securities (including fractional shares) attributable to Employer Nonelective Contributions purchased and paid for by the Trust or contributed in kind to the Trust, with any forfeitures of Employer Securities and with any stock dividends on Employer Securities allocated to his Employer Securities Account - Nonelective Contributions. The Advisory Committee will base allocations to the Participant's Accounts on dollar values expressed as shares of Employer Securities or on the basis of actual shares where there is a single class of Employer Securities. In making a forfeiture reduction under this Section 9.11, the Advisory Committee, to the extent possible, first must forfeit from a Participant's General Investments Account before making a forfeiture from his Employer Securities Account - Nonelective Contributions.

      (G)Employer Securities Account - Deferral Contributions. As of the Accounting Date of each Plan Year, the Advisory Committee first will reduce Employer Securities Accounts - Deferral Contributions for any forfeitures arising under Section 5.09 and then will credit the Employer Securities Account - Deferral Contributions maintained for each Participant with the Participant's allocable share of Employer Securities (including fractional shares) attributable to Deferral Contributions purchased and paid for by the Trust or contributed in kind to the Trust, with any forfeitures of Employer Securities and with any stock dividends on Employer Securities allocated to his Employer Securities Account - Deferral Contributions. The Advisory Committee will base allocations to the Participant's Accounts on dollar values expressed as shares of Employer Securities or on the basis of actual shares where there is a single class of Employer Securities. In making a forfeiture reduction under this Section 9.11, the Advisory Committee, to the extent possible, first must forfeit from a Participant's General Investments Account before making a forfeiture from his Employer Securities Account - Deferral Contributions.

      (H)Dividends on Employer Securities. The Advisory Committee will allocate any cash dividends the Employer pays with respect to Employer Securities to the General Investments Accounts of Participants in the same ratio, determined on the dividend declaration date, that Employer Securities allocated to a Participant's Employer Securities Accounts bear to the Employer Securities allocated to all Employer Securities Accounts of all Participants.

                                    ARTICLE X
                    TRUSTEE AND CUSTODIAN, POWERS AND DUTIES

      10.03 INVESTMENT POWERS. Pursuant to Section 10.03[F] of the Plan, the aggregate investments in qualifying Employer securities and in qualifying Employer real property may not exceed 100% of Plan assets.

                                   ARTICLE XIV
                   CODE ss.401(k) AND CODE ss.401(m) ARRANGEMENTS

      14.06 SPECIAL ALLOCATION PROVISIONS - DEFERRAL CONTRIBUTIONS, MATCHING CONTRIBUTIONS AND QUALIFIED NONELECTIVE CONTRIBUTIONS. The following sentence is added to the end of Section14.06(B)(2) of the Plan:

         The method of allocation of matching contributions cannot be amended more often than once every six months, other than to comport with the Code, ERISA, and the regulations thereunder.

      The Trustee (and Custodian, if applicable), by executing this Adoption Agreement, accepts its position and agrees to all of the obligations, responsibilities and duties imposed upon the Trustee (or Custodian) under the Prototype Plan and Trust. The Employer hereby agrees to the provisions of this Plan and Trust, and in witness of its agreement, the Employer by its duly authorized officers, has executed this Adoption Agreement, and the Trustee (and Custodian, if applicable) signified its acceptance, on this day of , 2001.

       QUEST RESOURCE CORPORATION                  TRUSTEE
       EIN:  88-0182808


       Signed:/s/ Douglas L. Lamb               Signed:/s/ Douglas L. Lamb
              -------------------------------          ----------------------
              Douglas L. Lamb, President               Douglas L. Lamb, Trustee


Plan Number. The 3-digit plan number the Employer assigns to this Plan for ERISA reporting purposes (Form 5500 Series) is: 001.

Reliance on Notification Letter. The Employer may not rely on the Regional Prototype Plan Sponsor's notification letter covering this Adoption Agreement. For reliance on the Plan's qualification, the Employer must obtain a determination letter from the applicable IRS Key District office.

                             PARTICIPATION AGREEMENT
         For Participation by Related Group Members (Plan Section 1.30)

       The undersigned Employer, by executing this Participation Agreement, elects to become a Participating Employer in the Plan identified in Section 1.03 of the accompanying Adoption Agreement, as if the Participating Employer were a signatory to that Agreement. The Participating Employer accepts, and agrees to be bound by, all of the elections granted under the provisions of the Prototype Plan as made by Quest Resource Corporation, the Signatory Employer to the Execution Page of the Adoption Agreement.

       1. The Effective Date of the undersigned Employer's participation in the designated Plan is: June 1, 2001.

       2. The undersigned Employer's adoption of this Plan constitutes the adoption of a new plan by the Participating Employer.

          Dated this     day of                  , 2001.
                     ---        ----------------

                                 Name of Participating Employer:
                                 Quest Energy Service, Inc.


                                 Signed: /s/ Douglas L. Lamb
                                        ---------------------------------------
                                        Douglas L. Lamb, President

                                 Participating Employer's EIN:
                                 48-1159949

Acceptance by the Signatory Employer to the Execution Page of the Adoption Agreement and by the Trustee.

                                 Name of Signatory Employer:
                                 Quest Resource Corporation


Accepted:_______________   Signed: /s/ Douglas L. Lamb
                                  ---------------------------------------------
          [Date]                  Douglas L. Lamb, President

                                 Name(s) of Trustee:
                                 Douglas L. Lamb


Accepted:_______________   Signed: /s/ Douglas L. Lamb
                                  ---------------------------------------------
          [Date]                  Douglas L. Lamb, Trustee


[Note: Each Participating Employer must execute a separate Participation Agreement. See the Execution Page of the Adoption Agreement for important Prototype Plan information.]

              QUEST RESOURCE CORPORATION 401(K) PROFIT SHARING PLAN
                 CHECKLIST OF EMPLOYER ADMINISTRATIVE ELECTIONS

       The Prototype Plan permits the adopting employer (or the advisory committee) to make certain administrative elections not reflected in the adoption agreement. This form lists those administrative elections and provides a means of recording your decision.

       1. Section 1.09 - Definition of highly compensated employee. The plan permits the employer to make a calendar year election for purposes of identifying highly compensated employees.

          [ ] The plan will use the calendar year election.
          [x] The plan will not use the calendar year election.

       2. Section 1.12(B) - Nondiscrimination definition of compensation. When testing discrimination under the plan, the plan permits the employer to elect to "gross up" an employees compensation by the amount of his elective contributions for the year.

          [x] The plan will "gross up" compensation for elective contributions.
          [ ] The plan will exclude elective contributions.

          [Note: This election solely is for purposes of testing discrimination. The election does not affect the employer's election under Option (a) or (b) of Adoption Agreement Section 1.12. The elections under Adoption Agreement Section 1.12 apply to the definition of compensation for purposes of making allocations of employer contributions and participant forfeitures.]

       3. Section 4.03.  Rollover contributions.

          [x] The plan accepts rollover contributions.
          [ ] The plan does not accept rollover contributions.

       4. Section 7.04. If your plan has a discretionary trustee, Section 7.04 authorizes the employer to enter into a written agreement with the trustee permitting the employer to direct investments. Legal counsel should assist you in this arrangement.

       5. Section 8.10. If the trustee agrees, the plan authorizes participant direction of investment. The adopting employer, the advisory committee and the trustee should agree to the conditions and limitations of participant direction of investment. Legal counsel should assist you with this election.

          [x] The plan will permit participant direction of investment as to 401(k) and rollover contributions only.
          [ ]The plan will not permit participant direction of investment.

       6. Section 9.04. The plan authorizes the advisory committee to adopt a written loan policy to permit participant loans.

          [ ] The plan will permit participant loans.
          [x] The plan will not permit participant loans.

       7. Section 11.01. The plan may invest in life insurance on behalf of a participant's account, subject to participant consent.

          [ ] The plan will invest in life insurance contracts.
          [x] The plan will not invest in life insurance contracts.

                          * * * * * * * * * * * * * * *

                                                                  Exhibit 5, 23

                                                   3333 Elm Street, Suite 101
WOLTJEN                                                   Dallas, Texas 75226
------------------------------------------------------------------------------
LAW FIRM                                               Telephone:214-742-5555
                                                      Facsimile: 214-742-5545
                                            E-Mail: woltjenlaw@woltjenlaw.com


December 5, 2001

Board of Directors
Quest Resource Corporation
701 East Main Street
Benedict, Kansas 66714

   Re:  Availability of Form S-8

To the Board of Directors of Quest Resource Corporation:

Quest Resource Corporation, a Nevada corporation (the "Company"), has informed Woltjen Law Firm (the "Firm"), of its intention to file on or about December 5, 2001, a registration statement ("Registration Statement") on Form S-8
("Form S-8") under the Securities Act of 1933, as amended, concerning Two Hundred Fifty Thousand (250,000) shares (the "Shares") of its common stock, par value $0.001 ("Common Stock"), with the Securities and Exchange Commission ("SEC"). In connection with the filing of the Registration Statement, you have requested the Firm's opinion regarding the availability of registering the Shares on Form S-8.

This opinion letter (this "Opinion") is governed by, and shall be interpreted in accordance with the Legal Opinion Accord (the "Accord") of the ABA Section of Business Law (1991). As a consequence, it is subject to a number of qualifications, limitations, all as more particularly described in the Accord, and this Opinion should be read in conjunction therewith.

You have represented to the Firm that the Company is subject to the reporting requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934, as amended, that the Company is current in its such filings with the SEC and that the Company's board of directors has authorized the filing of the Registration Statement on Form S-8. S-8. Based on the these representations and to the best of the Firm's knowledge, the Firm is of the opinion that the Common Stock will, when sold, be legally issued, fully paid and non-assessable. This Opinion is conditioned upon the above requirements being met.

The opinion set forth above is predicated upon and limited to the correctness of the assumptions set forth herein, and is further subject to qualifications, exceptions, and limitations set forth below:

   A. The Firm expressly excepts from the opinion set forth herein any opinion or position as to whether or to what extent a Nevada court or any other court would apply Nevada law, or the law of any other state or jurisdiction except the federal law of the United States of America, to any particular aspect of the facts, circumstances and transactions that are the subject of the opinion herein contained.

   B. In rendering this opinion, the Firm assumed that the Company is satisfying the various substantive requirements of Form S-8, and the Firm expressly disclaims any opinion regarding the Company's compliance with such requirements.

   C. The Firm expressly excepts from the opinion set forth herein any opinion concerning the need for or compliance by any party, and in particular by the Company, with the provisions of the securities laws, regulations, and/or rules of the United States of America, the State of Nevada or any other jurisdiction.

   D. In expressing the opinion set forth herein, the Firm assumed the authenticity and completeness of all corporate documents, records and instruments provided to the Firm by the Company and its representatives. The Firm assumed the accuracy of all statements of fact contained therein. The Firm further assumed the genuineness of signatures (both manual and conformed), the authenticity of documents submitted as originals, the conformity to originals of all copies or faxed copies and the correctness of all such documents. This opinion is conditioned on all of these assumptions being correct.

   E. The Firm expressly excepts from the opinion set forth herein any opinion concerning the propriety of any issuance of any shares, and any opinion concerning the tradability of any shares whether or not issued under the Registration Statement.

   F. The opinion contained herein are rendered as of the date hereof, and the Firm undertakes no obligation to advise you of any changes in or any new developments which might affect any matters or opinions set forth herein, and the Firm hereby disclaims any such obligation.

This Opinion may be relied upon by you only in connection with filing of the Registration Statement and the Firm hereby consents to the use of it as an exhibit to the Registration Statement. This Opinion may not be used or relied upon by you or any other person for any purpose whatsoever, except to the extent authorized in the Accord, without in each instance the Firm's prior written consent.

Sincerely,


/s/ Woltjen Law Firm
Woltjen Law Firm

                                                                   Exhibit 23

Clyde Bailey, P.C.
Certified Public Accountant
10924 Vance Jackson #404
San Antonio, Texas 78230


October 25, 2001

Board of Directors
Quest Resource Corporation
701 East Main Street
Benedict, KS 66714

   RE:   Use of Financial Statements in Form S-8 Registration Statement

Dear Board of Directors:

As independent public accountants for Quest Resource Corporation, a Nevada corporation (the "Company"), we hereby consent to the use of our report included in the annual report of the Company on Form 10-KSB for the year ended May 31, 2001 in the Company's Form S-8 registration statement.

Sincerely,

/s/ Clyde Bailey, P.C.
Clyde Bailey, P.C.